                                                                    EXHIBIT 99.1

                 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.
                         AND CERTAIN RELATED AFFILIATES

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                        MARCH 25,    DECEMBER 31,
                                                                                           1999          1998
                                                                                       ------------  ------------
                                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash...............................................................................  $      2,178   $       --
  Accounts receivable (net of allowances of $79,610 and $86,396, respectively).......       394,199      356,102
  Inventories........................................................................        18,234       17,934
  Prepaid expenses and other current assets..........................................        10,319        9,975
                                                                                       ------------  ------------
      Total current assets...........................................................       424,930      384,011

Goodwill and other intangibles, net..................................................       499,640      503,879
Property, plant and equipment, net...................................................       205,272      215,519
Other assets.........................................................................        14,478       35,862
                                                                                       ------------  ------------
      Total assets...................................................................  $  1,144,320   $1,139,271
                                                                                       ------------  ------------
                                                                                       ------------  ------------

LIABILITIES AND PARENT'S EQUITY
Current liabilities:
  Accounts payable...................................................................  $     47,402   $   39,152
  Current portion of long-term debt..................................................         2,224        2,160
  Accrued compensation and benefits..................................................        24,001       37,657
  Estimated out-of-network laboratory claims.........................................        24,358           --
  Other current liabilities..........................................................        60,883       45,644
                                                                                       ------------  ------------
      Total current liabilities......................................................       158,868      124,613

Long-term debt.......................................................................        32,306       32,902
Deferred income......................................................................           750           --
Commitments and contingent liabilities
Parent's equity......................................................................       952,396      981,756
                                                                                       ------------  ------------
      Total liabilities and Parent's equity..........................................  $  1,144,320   $1,139,271
                                                                                       ------------  ------------
                                                                                       ------------  ------------

     The accompanying notes are an integral part of the combined financial statements.

                 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.
                         AND CERTAIN RELATED AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                            ----------------------
                                                                                            MARCH 25,   MARCH 26,
                                                                                               1999        1998
                                                                                            ----------  ----------
Net revenues..............................................................................  $  413,332  $  346,513
Costs and expenses:
  Cost of services........................................................................     295,293     235,351
  Provision for bad debts.................................................................      35,606      31,558
  Selling, general and administrative.....................................................      66,034      65,053
  Interest expense, net...................................................................      11,309      11,258
  Amortization of goodwill and intangibles................................................       7,442       7,163
  Other income, net.......................................................................      (9,203)    (11,380)
                                                                                            ----------  ----------
Total costs and expenses..................................................................     406,481     339,003
                                                                                            ----------  ----------
Income before taxes.......................................................................       6,851       7,510
Income tax expense........................................................................       4,840       5,104
                                                                                            ----------  ----------
Net income................................................................................  $    2,011  $    2,406
                                                                                            ----------  ----------
                                                                                            ----------  ----------

     The accompanying notes are an integral part of the combined financial statements.

                 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.
                         AND CERTAIN RELATED AFFILIATES

               COMBINED STATEMENTS OF CHANGES IN PARENT'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                            MARCH, 25   MARCH 26,
                                                                                               1999        1998
                                                                                            ----------  ----------
Balance, beginning of year................................................................  $  981,756  $  992,949
Net income................................................................................       2,011       2,406
Net transfers to Parent...................................................................     (31,371)    (17,616)
                                                                                            ----------  ----------
Balance, end of period....................................................................  $  952,396  $  977,739
                                                                                            ----------  ----------
                                                                                            ----------  ----------

     The accompanying notes are an integral part of the combined financial statements.

                 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.
                         AND CERTAIN RELATED AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                              THREE MONTHS ENDED
                                                                                            ----------------------
                                                                                            MARCH 25,   MARCH 26,
                                                                                               1999        1998
                                                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................................................................  $    2,011  $    2,406
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................      15,666      16,004
    Gain on sale of assets................................................................      (9,802)     (4,280)
    Provisions for bad debts..............................................................      35,606      31,558
    Equity in undistributed earnings of affiliates........................................        (403)       (230)
    Changes in assets and liabilities:
      Increase in accounts receivable.....................................................     (73,703)    (40,601)
      Increase in inventories.............................................................        (300)     (1,120)
      Increase in prepaid expenses and other current assets...............................        (344)       (252)
      Increase in other assets............................................................         (23)        (99)
      Increase in estimated out-of-network laboratory claims..............................      24,358          --
      Increase in accounts payable, accrued compensation and benefits and other current
        liabilities.......................................................................       9,633      13,153
                                                                                            ----------  ----------
Net cash provided by operating activities.................................................       2,699      16,539
                                                                                            ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures......................................................................      (3,226)     (5,516)
Proceeds from sale of assets..............................................................       2,014         117
Expenditures for other intangible assets..................................................        (216)         --
                                                                                            ----------  ----------
Net cash used in investing activities.....................................................      (1,428)     (5,399)
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net transfers from (to) Parent............................................................       1,439     (17,616)
Repayment of long-term debt...............................................................        (532)       (525)
                                                                                            ----------  ----------
Net cash provided by (used in) financing activities.......................................         907     (18,141)
                                                                                            ----------  ----------
Increase (decrease) in cash...............................................................       2,178      (7,001)
Cash, beginning of year...................................................................          --       8,919
                                                                                            ----------  ----------
Cash, end of period.......................................................................  $    2,178  $    1,918
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Supplemental cash flow information:
  Cash paid for:
    Interest..............................................................................  $      554  $      603
Non cash investing and financing activities:
  Stock received in exchange for assets...................................................  $   11,000  $    2,800
  Deferred income from sale of assets.....................................................  $      950  $       --
  Investment in stock transferred to Parent...............................................  $   32,810  $       --

     The accompanying notes are an integral part of the combined financial statements.

                 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.
                         AND CERTAIN RELATED AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    SmithKline Beecham Clinical Laboratories, Inc. is a subsidiary of SmithKline Beecham Corporation ("SmithKline Beecham Corp"), itself an indirect subsidiary of SmithKline Beecham plc ("SmithKline Beecham plc" or the "Parent"), a public limited company incorporated in 1989 under the laws of England and Wales. The other entities combined in these financial statements are also indirectly owned subsidiaries of SmithKline Beecham plc.

    The combined financial statements of SmithKline Beecham Clinical Laboratories, Inc., and certain related affiliates ("the Company"), include the accounts of the following:

    - SBCL Inc. (US)

    - SmithKline Beecham Clinical Laboratories Inc. (US)

    - The clinical laboratory operations of Fournex SA (Belgium)

    - The clinical laboratory operations of SmithKline Beecham Laboratoires Pharmaceutiques SA (France)

    - The clinical laboratory operations of SmithKline Beecham Capital BV (Netherlands)

    - The clinical laboratory operations of SmithKline Beecham plc (UK)

    The combined financial statements reflect the assets and liabilities, results of operations and cash flows of the Company as if the Company had existed and operated as a separate business.

    In the opinion of management, the accompanying interim combined financial statements contain all adjustments necessary to present fairly the financial position of the Company as of March 25, 1999 and the results of operations and cash flows for the three months ended March 25, 1999 and March 26, 1998. All adjustments, except for an accrual for costs to provide free counseling and blood tests to certain patients (see Note 3), are normal and recurring in nature. The interim combined financial statements are unaudited and are subject to year-end adjustment. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These interim combined financial statements should be read in conjunction with the Company's audited combined financial statements as of December 31, 1998, and for the year then ended.

PRINCIPLES OF COMBINATION

    All significant intercompany accounts and transactions within the Company have been eliminated as part of the combination. Investments in companies which are 20-50 percent owned by the Company are accounted for using the equity method of accounting. All other investments are accounted for using the cost method.

FISCAL PERIOD

    The Company operates on a calendar year basis for annual reporting purposes. For interim reporting purposes, the Company operates on a 13 week fiscal period that ends on the last Thursday of the calendar quarter.

                 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.
                         AND CERTAIN RELATED AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ESTIMATED OUT-OF-NETWORK LABORATORY CLAIMS

    The Company is a party to two full risk capitated agreements with managed care organizations (MCOs) to provide laboratory services to certain MCO members. These services are provided by the Company and by independent laboratories under terms of the agreements with the MCOs. Services under these arrangements are reimbursed by the MCOs at contractually established rates. Expenses incurred under these contracts are included in cost of services in the Company's combined statement of operations. The estimated liability for out-of-network laboratory claims outstanding is based upon an estimate of incurred but not reported claims. Methods used to determine the estimates are continually revised and any resulting adjustments are included in current operating results. The Company does not purchase reinsurance, as it retains the underwriting risk for all coverages under the contract.

(2) OTHER INCOME, NET

    Other income, net, is comprised primarily of gain on the sale of assets of $9,802 for the three months ended March 25, 1999, and gain on the sale of assets of $4,280 and income from a customer contract related settlement of $7,700 for the three months ended March 26, 1998.

(3) CONTINGENT LIABILITIES

    The Company is involved in various legal and administrative proceedings considered normal to its business, including suits claiming damages arising from the Company's services. The Company is also a party to legal proceedings with regard to environmental matters.

    In 1996, the Company and the U.S. government and certain states reached a settlement with respect to the government's civil and administrative claims arising from an investigation by the Office of the Inspector General of the U.S. Department of Health and Human Services into the Company's billing and marketing practices. In connection therewith, certain affiliates of the Company paid the government $325 million which had been reserved in prior years.

    The Company is also responding to claims and lawsuits from non-governmental parties, including private insurers, self-funded employer plans and patients, concerning similar practices as they may relate to amounts paid by those parties. The lawsuits include ten purported class actions filed in various jurisdictions in the United States and one non-class action complaint by a number of insurance companies that seek damages allegedly arising from payments they made for clinical laboratory testing services. Nine of the purported class actions have been consolidated into one complaint which has been consolidated with the insurers' suit, for pretrial proceedings, in the U.S. District Court for the District of Connecticut. The other purported class action remains pending in state court in Illinois. Similar claims by several other individual third party payers have been settled. SmithKline Beecham plc has agreed to indemnify the Company for the after-tax expense of any similar such settlements entered into after December 31, 1998.

    On March 22, 1999, the Company learned that an employee at a patient service center in Palo Alto, California had at times reused certain needles when drawing blood from patients. The phlebotomist, who was immediately suspended and thereafter terminated, drew blood from approximately 3,600 patients while working at that center from June 1997 until her suspension. She had previously worked at a number of other Company and non-Company sites in the area. The Company

                 SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.
                         AND CERTAIN RELATED AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

(3) CONTINGENT LIABILITIES (CONTINUED)
has notified the 3,600 patients whose blood may have been drawn by this phlebotomist subsequent to May 31, 1997 and has offered free counseling and follow-up blood tests to determine whether those patients have been exposed to hepatitis B, hepatitis C or HIV. The Company is cooperating with local, state and federal health agencies to address public health issues arising from the employee's breach of standard medical practices. SBCL has announced that it is offering testing to 11,687 additional patients who had blood drawn at facilities where the phlebotomist worked during times from 1994 to 1996, including patients whose blood was drawn at sites where multiple phlebotomists worked (11,076 patients). SBCL is offering such testing even though many of those patients did not have their blood drawn by this phlebotomist and the state health authorities do not recommend testing for those patients. A number of civil actions, including some purporting to be class actions, have been filed against the Company in federal and state courts in California on behalf of patients who may have been affected by the phlebotomist's reuse of needles or other allegedly improper practices. An initial provision for the estimated cost of the free counseling and follow-up blood tests for the affected patients has been included in cost of services in the Company's combined statement of operations for the three months ended March 25, 1999, but at this stage the total costs associated with this matter are not yet determinable. SmithKline Beecham has agreed to amend the stock and asset purchase agreement with Quest Diagnostics Incorporated ("Quest Diagnostics") (see Note 5) to provide that SmithKline Beecham plc will indemnify Quest Diagnostics and the Company for the out-of-pocket costs of the counseling and testing, for liabilities arising out of the civil actions and for other losses arising out of the conduct of this employee, other than consequential damages.

    Although the outcome of claims, legal proceedings and other matters in which the Company is involved cannot be predicted with any certainty, the Company does not expect that its ultimate liability for such matters, after taking into account provisions, tax benefits and insurance, to have a material adverse effect on its financial condition, results of operations or cash flows.

(4) COMMITMENTS

    The Company has financed two facilities with capital leases. In 2000, the capital leases on these facilities will expire, at which point the Company has three options: extend the leases for three years, at which point the Company is obligated to purchase the facilities, purchase the facilities or find a third party to purchase the facilities. If the last option is chosen, the Company is liable for any difference between the residual value and the fair market value if the residual value exceeds the fair value. The future minimum lease payments due under these leases is $28,138 as of March 25, 1999 (see Note 5).

    SmithKline Beecham Clinical Laboratories, Inc. is a guarantor of debt related to the aforementioned capital leases. At December 31, 1998 total guaranteed debt outstanding approximated the Company's payables to the lessor.

(5) SALE OF THE COMPANY

    On February 9, 1999, SmithKline Beecham plc entered into an agreement to sell the Company to Quest Diagnostics in exchange for approximately $1 billion of cash and 12.6 million shares of Quest Diagnostics' common stock, which will approximate 29.5% of Quest Diagnostics' outstanding shares at closing. As part of the purchase agreement, various compensation plans will be altered. Also, as a result of the transaction with Quest Diagnostics, the future capital lease commitments may be accelerated due to change in control provisions of the lease agreements.